Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102338, 333-13259, 333-05795, 333-05797, 333-53842, 333-69717, 333-27927, 333-27929, 333-09257, 333-91801, 333-117843 and 333-117844) and Form S-3.  (Nos. 033-61903, 333-89836 and 333-09151) of American Science and Engineering, Inc. of our report dated May 19, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Boston, MA
February 15, 2005